Exhibit 10.28

Amendment dated January 24, 1996 to the Retention Agreement between Donovan B. Hicks and Ball Corporation.

                AMENDMENT NUMBER ONE EFFECTIVE JANUARY 24, 1996,
                        TO AEROSPACE RETENTION AGREEMENT
                               DATED JUNE 22, 1994

1.     Amendment Number One:

       "Subsection 4(f) of the Aerospace Retention Agreement dated June 22, 1994, (copy attached) is hereby amended to read in its entirety as follows:

                `(f) Termination Following Change in Control. In the case of termination, during the Term, by the Corporation other than for Cause or by the Executive for Constructive Termination, following the occurrence of a "Change in Control," as defined in Section 2 of the Severance Agreement, the Executive shall be entitled to (i) a benefit (the "Change in Control Benefit") equal to the greater of each of the benefits otherwise provided in Section 5 hereof, and each of the benefits provided under Section 5 of the Severance Agreement (without regard to the "Gross-Up Payment" provided pursuant to Section 5(vi) of the Severance Agreement), plus (ii) an additional amount (the "Severance Gross-Up Payment") such that the net amount retained by the Executive, after deduction  of any Excise  Tax (as  defined  in  Section  5(vi)(a)  of the
       Severance Agreement) on the Change in Control Benefit, and any federal, state and local income and employment taxes and Excise Tax on the Severance Gross-Up Payment, shall be equal to the Change in Control Benefit. Such Severance Gross-Up Payment shall be calculated pursuant to the procedures set out in Section 5(vi) of the Severance Agreement. Notwithstanding the foregoing, in the event that the Executive receives the Change in Control Benefit pursuant to this Subsection 4(f) and the Severance Gross-Up Payment pursuant to this Subsection 4(f), the Executive shall not be entitled to receive any additional benefits under the Severance Agreement.'"

2.     The effective date of this Amendment Number One shall be January 24,
       1996.

3. The effective date of the Aerospace Retention Agreement is not amended and shall continue to be June 22, 1994.



BALL CORPORATION


/s/ Duane E. Emerson
- -------------------------------
Duane E. Emerson
Senior Vice President and
   Chief Administrative Officer


Agreed to this 24th day of January 1996.


/s/ Donovan B. Hicks
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